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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
AVI BioPharma, Inc.

        We consent to the use of our report dated February 14, 2003, with respect to the balance sheet of AVI BioPharma, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Portland, Oregon May 20, 2003

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INDEPENDENT AUDITORS' CONSENT